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                                                                    EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 7 to Registration Statement
No. 333-74793 of CRL Network Services, Inc. of our report dated March 18, 1999 (April 28, 1999 as to the last paragraph in Note 12), appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the headings "Selected Consolidated Financial Data" and "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP
San Francisco, California
June 16, 1999